Exhibit 31.2
CERTIFICATION
I, Keith E. St.Clair, certify that:
1.	I have reviewed this Quarterly Report on Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Buckeye Partners, L.P.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

BUCKEYE GP LLC, as general partner of the registrant
Date: August 26, 2010	/s/ KEITH E. ST.CLAIR
Keith E. St.Clair
Chief Financial Officer